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                                                                   EXHIBIT 10.79


                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") is made by and between Wayne E. Page ("Employee") and Informix Corporation, its affiliates and subsidiaries (the "Company") as of the Effective Date set forth in Paragraph 16 below.

         1. In consideration of the mutual promises made herein, the Company and Employee (collectively referred to, where appropriate, as "the Parties") hereby agree as follows:

             (a). RESIGNATION. Employee will resign from the position of Vice President, Human Resources, effective December 31, 2000 ("Resignation Date"). The resignation shall be in writing and addressed to Mr. Peter Gyenes, the Company's President and Chief Executive Officer. In the absence of the Company's receipt of such resignation, Employee will be deemed to have resigned his position effective December 31, 2000.

         2. CONSIDERATION. The Company has agreed, subject to the Employee's execution of this Ageement, to provide Employee with certain payments and benefits as described below:

             (a). PAYROLL CONTINUATION. Until December 31, 2000 ("Termination Date"), Employee shall remain on the Company's payroll, shall assume and discharge such duties as requested by the Company's executive management, and shall receive salary at his current annual base salary of Three Hundred Twenty-five Thousand Dollars ($325,000.00) payable in equal semi-monthly installments in accordance with the Company's usual payroll practices ("Payroll Continuation Period"). Except as otherwise specified in this Agreement, Employee shall not be eligible to receive any bonuses, or any other incentive compensation payments effective as of the Termination Date. Employee will be eligible to continue to participate in the Company's benefits through the Termination Date. Employee shall receive a payment representing all accrued but unused vacation with Employee's final paycheck on the Termination Date.

             (b). SEVERANCE. On January 2, 2001, Employee shall receive a lump-sum severance payment in the amount of Four Hundred Ninety-seven Thousand Five Hundred Dollars ($497,500.00), which is equal to the sum of:
(i) Employee's base salary of Three Hundred Twenty-five Thousand Dollars ($325,000.00) for one (1) year; plus (ii) a retention payment in the amount of One Hundred Seventy-two Thousand, Five Hundred Dollars ($172,500.00) as set forth in a letter from the Company to the Employee dated July 31, 2000. Employee also shall receive an EICP payment ("Bonus Payment") for Fiscal Year 2000, in an amount and on a date to be determined by the Company but representing the same percentage determined for other senior executives, twenty-five per cent (25%) of which is guaranteed. The Severance Payment and the Bonus Payment will be paid less applicable withholdings for federal and state taxes and other payroll deductions, and less any other payroll deductions that Employee may authorize in writing. Employee shall receive payments of the net Severance Payment and Bonus Payment conditioned upon his having signed this Agreement.

             (c). STOCK OPTIONS. Notwithstanding any other provision of the applicable Informix Corporation Stock Option and Award Plans, and notwithstanding Employee's termination of employment as provided herein, all of Employee's unvested options shall continue to vest and become exercisable in accordance with their original vesting schedules, and all vested options, and all unvested options which become exercisable by virtue of this Agreement, shall continue to be
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exercisable up to March 31, 2002, at which time all unvested and vested but unexercised options shall expire. By virtue of this Agreement, the provisions entitled: Section 3. CHANGE OF CONTROL and Section 4. GOLDEN PARACHUTE EXCISE TAXES which provisions are contained in the Informix Corporation Change of Control and Severance Agreement ("COC Agreement") previously entered into between Employee and the Company shall continue in full force and effect up to March 31, 2002. Except for Sections 3 and 4 referred to above, the COC Agreement is terminated as of the Effective Date of this Agreement.

             (d). COBRA. Following temination of employment, Employee will receive, by separate cover, information regarding Employee's rights to health insurance continuation (COBRA rights). To the extent that Employee has COBRA rights, nothing in this Agreement will impair those rights. Should Employee elect health insurance continuation through COBRA, the Company agrees to pay the Employee's and the Company's portions of COBRA insurance continuation for Employee and his covered dependents through December 31, 2001. Thereafter, Employee shall pay for all costs of any COBRA continuation.

             (e). WAIVER OF REPAYMENT OF SIGN-ON BONUS AND RELOCATION PAYMENT. The Company hereby waives any rights that it may have arising out of or in connection with the Employee's receipt, upon commencement of his employment, of his sign-on bonus and relocation payment.

         3. CONFIDENTIAL INFORMATION. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Inventions and Confidentiality Agreement between Employee and the Company, including continuing obligations of non-solicitation. Employee shall return all the Company's property, and confidential and proprietary documents, diskettes, manuals, and other information in his possession to the Company on or before the Termination Date, including but not limited to: marketing and product data; financial reports and forecasts; customer, partner and competitive data and information; customer and/or partner lists, reports and other proprietary and confidential Company property.

         4. RELEASE OF CLAIMS. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, stockholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal action or administrative proceeding against the Company concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation:

             (a) any and all claims under federal and state laws and statutes, in contract and in tort, relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

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             (b) any and all claims arising out of or in connection with
Employee's right to purchase, or actual purchase, of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

             (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

             (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Family Medical and Leave Act, the California Fair Employment and Housing Act, and Labor Code
section 201 ET SEQ. and section 970 ET SEQ. and all amendments to and regulations issued thereunder;

             (e) any and all claims for violation of the federal, or any state, constitution;

             (f) any and all claims arising out or in connection with of any other laws and regulations relating to employment or employment discrimination; and

             (g) any and all claims for attorneys'fees and costs.

Employee agrees that the release of claims set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations created by or incurred under this Agreement, the Stock Option agreement evidencing Employee's stock options and the agreement(s) evidencing the exercise of such options and Employee's continuing obligations pursuant to Employee's Confidentiality and Nonsolicitation Agreement with the Company. Released claims shall include any and all claims to continued stock option vesting, exercise and acceleration of stock option vesting under the terms of the COC Agreement, and any other agreement, written or oral, including any applicable Stock Option agreement, except as specified in Paragraph 2 (c) above.

         5. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that he is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Agreement. Employee acknowledges that the consideration given for this waiver and Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been notified by this Agreement that: (a) Employee should consult with an attorney PRIOR to executing this Agreement; (b) Employee has at least twenty-one (21) days within which to consider this Agreement;

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(c) Employee has seven (7) days following the execution of this Agreement by the parties to revoke this Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation must be in writing and must be hand-delivered to Gary Lloyd, Vice President, Legal, and General
Counsel, by close of business on the seventh day from the date that Employee signs this Agreement.

         6. CIVIL CODE SECTION 1542. Employee represents that Employee is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

             A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee acknowledges that he is aware of and understands the Civil Code Section set forth above and agrees expressly to waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

         7. CONFIDENTIALITY. Employee agrees to use Employee's best efforts to maintain in confidence the existence of this Agreement, the substance of this Agreement, and the consideration for this Agreement (collectively, the "Separation Information"). Employee agrees to take all reasonable precautions to prevent disclosure of any Separation Information to third parties, and agrees that there will not cause any public disclosure, directly or indirectly, of any Separation Information. Employee agrees to disclose Separation Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know the information.

         8. NO ADMISSION OF LIABILITY. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be either: (a) an admission of the truth or falsity of any claims heretofore made; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.

         9. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         10. ARBITRATION. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination, shall be subject to binding arbitration, to the extent permitted by law, in its offices in San Francisco County, California, or at a mutually agreeable location in San Mateo County, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. EMPLOYEE AGREES AND HEREBY WAIVES HIS RIGHT TO JURY TRIAL AS TO MATTERS ARISING OUT OF THE TERMS OF THIS AGREEMENT AND ANY

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MATTERS HEREIN RELEASED TO THE EXTENT PERMITTED BY LAW. In the event that
Employee is in breach of any of his obligations under this Agreement, nothing in this section is to be construed as a waiver of the Company's rights to seek injunctive or equitable relief in a court of competent jurisdiction and to seek to recover all monies and/or benefits paid pursuant to this Agreement, as well as its costs and attorneys' fees and expenses. The Parties agree that the prevailing party in any arbitration shall be entitled to all reasonable costs and attorneys' fees incurred in connection with the arbitration proceeding, and that the prevailing party is entitled to seek injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

         11. AUTHORITY. Employee represents and warrants that Employee has the capacity to act on his own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.

         12. NO REPRESENTATIONS. Employee represents that Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         14. ENTIRE AGREEMENT. This Agreement, the stock option agreements between the parties, and the Employee Confidentiality and Nonsolicitation Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company. This Agreement may only be amended in writing signed by Employee and the Company's Vice President, Legal, and General Counsel.

         15. GOVERNING LAW. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

         16. EFFECTIVE DATE. This Agreement is effective eight (8) days after it has been signed by both Parties.

         17. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         18. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; and (c) they understand the provisions and legal consequences of this Agreement.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                           INFORMIX CORPORATION

Dated: December 11, 2000                   By /s/ GARY LLOYD
                                              ----------------------------------

                                           Gary Lloyd, Vice President, Legal,
                                           and General Counsel


                                           WAYNE E. PAGE


Dated: December 7, 2000                    /s/ WAYNE E. PAGE
                                           -------------------------------------



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